                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       Tender of Shares of Common Stock
            (Including the Associated Common Stock Purchase Rights)
                     and Warrants to Purchase Common Stock

                                      of

                          LONE STAR INDUSTRIES, INC.

                                      to

                            LEVEL ACQUISITION CORP.

                    an indirect wholly owned subsidiary of

                                 DYCKERHOFF AG

                   (Not To Be Used For Signature Guarantees)

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for Shares (as defined below) or Warrants (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase described below), or (iii) if Shares or Warrants all required documents cannot be delivered the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                                   EQUISERVE

        By Mail:                  By Hand:            By Overnight Delivery:
        EquiServe                 EquiServe                  EquiServe
    Corporate Actions          c/o Securities            Corporate Actions
       Suite 4660           Transfer & Reporting            Suite 4680
      P.O. Box 2569             Services Inc.           14 Wall Street, 8th
 Jersey City, NJ 07303-        Attn: Corporate                 Floor
          2569                     Actions              New York, NY 10005
                            100 Williams Street,
                                  Galleria
                             New York, NY 10038


      By Facsimile
      Transmission:                                     Confirm Receipt of
 (201) 222-4720 or (201)                              Facsimile by Telephone:
        222-4721                                          (201) 222-4707

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

  The undersigned hereby tenders to Level Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Dyckerhoff Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated September 3, 1999 (the "Offer to Purchase") and the related Letters of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $1.00 per share (the "Shares"), of Lone Star Industries, Inc., a Delaware corporation, together with the associated rights to purchase common stock (the "Rights") issued pursuant to the Rights Agreement, dated as of November 10, 1994 by and between the Company and Chemical Bank as Rights Agent, and the number of Common Stock Purchase Warrants (the "Warrants") issued pursuant to the Warrant Agreement, dated as of April 13, 1994, between Lone Star Industries, Inc. and Chemical Bank, as Warrant Agent, set forth below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.


 Signature(s) _______________________     Address(es) _______________________
 ___________________________________      ___________________________________
 Name(s) of Record Holder(s) _______                                 Zip Code
 ___________________________________      Area Code and Tel. No.(s) _________

        Please Print or Type
 ___________________________________      Taxpayer Identification or Social
 Number of Shares __________________      Security Number ___________________
 Certificate No.(s) (If Available)        Check box if Shares will be
 ___________________________________      tendered by book-entry
 ___________________________________      transfer: [_]
 Number of Warrants ________________      Account Number ____________________
 Certificate No.(s) (If Available)        Check box if Warrants will be
 ___________________________________      tendered by book-entry
 ___________________________________      transfer: [_]

 Dated ________________________ 1999

                                          Account Number ____________________
                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                   (Not to be used for signature guarantee)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either certificates representing the Shares and Warrants tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares and Warrants into the Depository's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

 ___________________________________      ___________________________________
            Name of Firm                         Authorized Signature
 ___________________________________      Name ______________________________
               Address                           Please Print or Type
 ___________________________________      Title _____________________________
                            Zip Code      Date _______________________ , 1999
 Area Code and Tel. No. ____________

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR WARRANTS WITH THIS NOTICE.
       CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.